Contact:	Mary A. Chaput

Executive Vice President and

Chief Financial Officer

(615) 614-4929

HEALTHWAYS REPORTS EARNINGS OF $0.37 PER DILUTED SHARE

FOR THREE MONTHS ENDED NOVEMBER 30, 2008

ESTIMATES DECEMBER CHARGE RELATED TO PREVIOUSLY ANNOUNCED RESTRUCTURING AND STOCK OPTION TENDER OFFER

NASHVILLE, Tenn. (January 8, 2009) – Ben R. Leedle, Jr., chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the three months ended November 30, 2008. Total revenues for the quarter were $185.4 million, a 5% increase from $175.8 million for the three months ended November 30, 2007. Net income grew 13% to $12.6 million from $11.2 million. Net income per diluted share increased 23% to $0.37 for the three months ended November 30, 2008 from $0.30 for the same period in 2007.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

Three Months Ended
November 30,	%
2008	2007	Chg.
Domestic	$0.38	$0.33	15%
International	(0.01)	(0.04)
Total earnings per diluted share	$0.37	$0.30(1)	23%

Weighted average common shares

and equivalents (in thousands)	34,068	37,690	(10%)

(1) Figures do not add due to rounding.

Mr. Leedle commented, “Healthways produced 23% growth in comparable-quarter earnings per share for the three months ended November 30, 2008, as well as a slight improvement in profit margins. We achieved these positive results in spite of the previously discussed impact on the period of certain contract renegotiations and reduced revenue associated both with a health plan contract terminating at the end of calendar 2008 and small contract losses in fiscal 2008 due to health plan consolidation and short-term financial pressures. In addition, our results included some of the incremental costs associated with the implementation of contracts that began on January 1, 2009.

“Offsetting the impact of these contract renegotiations and terminations was an increase in billed commercial domestic lives to 32.7 million at the end of the latest quarter from 26.7 million at the same time in 2007. In addition, our margins reflected better operating efficiencies in our domestic commercial business, improved international results and the recognition of revenue based on continued improvement in results from our Medicare Health Support pilot that was completed July 31, 2008. As a result, the Company’s EBITDA increased 10% to $38.4 million, or 21% of revenue, for the three months ended November 30, 2008 compared with $34.8 million, or 20% of revenue, for the same period in 2007.

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

“We continued to sign new, expanded or extended contracts with health plans and employers. Among these contracts, we signed a new agreement with a Fortune 100 company to provide our comprehensive Health and Care SupportSM solution for more than 90,000 employees and dependents. In addition, we launched our new senior solution for the Medicare Advantage population of a large Blue Cross Blue Shield Plan.

“Healthways also continues to strengthen the scalability and accessibility of our solutions. For example, we expanded our SilverSneakers® fitness program which is designed for seniors, through a new strategic partnership with Curves® International, Inc. This partnership more than triples the total number of exclusively credentialed SilverSneakers’ participating locations in our national fitness network to nearly 10,000 through the addition of 6,500 Curves locations in 50 states.

“On December 1, 2008, we expanded our addressable markets by announcing a new international contract with The Hospitals Contribution Fund of Australia Limited (HCF), one of that country’s largest private health insurers with over one million members. Under the five-year agreement, we will provide our comprehensive Health and Care Support solution to all HCF members. We have now launched or signed three international contracts in the past year, in Europe, South America and the Asian/Pacific region. This agreement with HCF provides further evidence both of growing worldwide demand for innovative approaches to improve health and well-being, and reduce costs, as well as our ability to meet this demand with proven, scalable and comprehensive solutions.

“We are entering 2009 in a solid financial position, and we are confident of our ability to pursue our central growth initiatives aggressively. We reduced debt by over $41 million during the three months ended November 30, 2008, giving us debt to 12-months trailing EBITDA of 1.9 at the quarter’s end. We expect to fund our planned capital expenditures for 2009 with cash flow from operations, which, at $21.6 million for the latest quarter, was 1.7 times net income.”

Change in Fiscal Year End

As announced on August 25, 2008, Healthways has changed its fiscal year end to December 31st from August 31st to align its fiscal year more closely with its own business cycle and that of its customers. Consistent with historic practices, Healthways will provide financial guidance for the new fiscal year (calendar 2009) during February 2009, the second month of the fiscal year. At that time, the Company will also report the results for the four-month period ended December 31, 2008.

Estimated Charge Incurred in December 2008

Healthways expects to incur a pretax charge of approximately $25 million for the month of December related to the restructuring of the Company announced in October and the Company’s tender offer for certain employee stock options. The Company expects a non-cash charge of approximately $12 million for the stock option tender offer. While the restructuring, as anticipated, did not materially affect the Company’s financial results for the three months ended November 30, 2008, the Company expects a charge for the month of December of approximately $13 million related to severance costs less employee equity forfeitures, capacity consolidation and the write-off of an intangible asset.

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

Summary

“We are pleased to have met our guidance for the three months ended November 30, 2008 and to have completed the quarter with a backlog of estimated annualized revenue from contracts awarded but not yet implemented of $32 million,” remarked Mr. Leedle. “However, it is clear that our customers and our business are being affected by the national economy. We have previously discussed small contract losses in fiscal 2008, contract renegotiations and the contract termination at the end of calendar 2008, which represent an aggregate reduction in annualized revenue of approximately $70 million. In addition, since the end of fiscal 2008, the effects of the current economic environment have included – and we expect will continue to include in coming months – the negative impact of higher unemployment on billed domestic commercial lives, a lengthening sales cycle and continuing budgetary pressures on our customers.

“Despite this environment, we have continued to progress on our three central growth initiatives of increasing our domestic commercial business, expanding our addressable markets and enhancing our value proposition, all three of which contribute to our long-term growth potential. Our progress reflects the market’s recognition of our ability to improve health and well-being and reduce costs, which we believe will position us well irrespective of the outcome of the pending debate on health care reform.

“We will continue to focus on strengthening our position of market leadership for both the short and long term. We have optimized our capability to lead the market’s move to fully integrated solutions focused on improving well-being. We also have completed a restructuring and added talent to enhance our ability to leverage both our near-term opportunities and our strategic initiatives to drive future global growth. We remain confident of Healthways’ continuing prospects for generating long-term growth and increasing stockholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 1567040, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our expectations for future periods, that are based upon current expectations, are subject to the finalization of the Company’s calendar year end financial and accounting procedures, and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the impact of any new or proposed legislation, regulations and interpretations relating to

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for Medicare Health Support Programs and any legislative or regulatory changes with respect to Medicare Advantage; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts with customers ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to reach mutual agreement with the Centers for Medicare and Medicaid Services (CMS) with respect to results necessary to achieve success as defined under Phase I of Medicare Health Support; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in international markets; the risks associated with foreign currency exchange rate fluctuations and the Company’s ability to hedge against such fluctuations; the Company’s ability to retain existing health plan customers if they decide to take programs in-house or are acquired by other health plans which already have or are not interested in Health and Care Support programs; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to sign and implement new contracts for Health and Care Support solutions; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to achieve estimated annualized revenue in backlog in the manner and within the timeframe the Company expects, which is based on certain estimates regarding the implementation of the Company’s services; the ability of the Company and/or its customers to enroll participants in the Company’s Health and Care Support programs in a manner and within the timeframe anticipated by the Company; the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the Company’s ability to integrate acquired businesses or technologies into the Company’s business; the impact of any impairment of the Company’s goodwill or other intangible assets; the Company’s ability to develop new products and deliver outcomes on those products; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support the Company’s operations and to support or guarantee the Company’s performance under new contracts; the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of the agreements; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; the impact of litigation involving the Company and/or its subsidiaries; the risks associated with changes in macroeconomic conditions, which may reduce the demand and/or the timing of purchases for the Company’s services from customers or potential customers, reduce the number of covered lives of the Company’s existing customers, restrict the Company’s ability to obtain additional financing, or impact the availability of credit under the Company’s credit agreement; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs. Healthways' solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	November 30,
	2008	2007

Revenues	$185,403	$175,819
Cost of services (exclusive of depreciation and amortization of $8,888 and $7,810, respectively, included below)	129,048	124,186
Selling, general and administrative expenses	17,945	16,848
Depreciation and amortization	12,167	10,458

Operating income	26,243	24,327
Interest expense	5,096	5,341

Income before income taxes	21,147	18,986
Income tax expense	8,566	7,803

Net income	$12,581	$11,183

Earnings per share:
Basic	$0.37	$0.31

Diluted	$0.37	$0.30

Weighted average common shares
and equivalents:
Basic	33,612	35,717
Diluted	34,068	37,690

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

Healthways, Inc.

Statistical Information

(In thousands)

(Unaudited)

	November 30,	November 30,
	2008	2007
Operating Statistics
Domestic commercial available lives	195,000	183,400
Domestic commercial billed lives	32,700	26,700
Annualized revenue in backlog	$31,900	$51,000

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

Healthways, Inc.

Reconciliation of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) to Net Income (in thousands)

	Twelve Months	Three Months	Three Months
	Ended	Ended	Ended
	November 30, 2008	November 30, 2008	November 30, 2007
EBITDA (4)	$164,584	$38,410	$34,785
Interest expense	20,680	5,096	5,341
Income tax expense	38,504	8,566	7,803
Depreciation and amortization	49,188	12,167	10,458
Net income	$56,212	$12,581	$11,183

(4) EBITDA is a non-GAAP financial measure. The Company excludes interest, taxes, depreciation and amortization from this measure and provides EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	November 30,	August 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$4,351	$35,242
Accounts receivable, net	121,385	113,312
Prepaid expenses	10,009	8,992
Other current assets	2,795	5,275
Deferred tax asset	25,915	24,948

Total current assets	164,455	187,769

Property and equipment
Leasehold improvements	38,433	37,475
Computer equipment and related software	136,148	131,296
Furniture and office equipment	29,421	29,209
Capital projects in process	16,045	12,052
	220,047	210,032
Less accumulated depreciation	(108,055)	(98,971)
Net property and equipment	111,992	111,061

Other assets	15,592	16,575
Customer contracts, net	33,167	34,521
Other intangible assets, net	72,268	72,582
Goodwill, net	484,596	484,305

Total assets	$882,070	$906,813

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$15,833	$18,753
Accrued salaries and benefits	26,867	31,612
Accrued liabilities	24,644	23,555
Deferred revenue	6,955	6,422
Contract billings in excess of earned revenue	75,354	75,454
Income taxes payable	10,863	3,984
Current portion of long-term debt	2,220	2,837
Current portion of long-term liabilities	4,011	3,876

Total current liabilities	166,747	166,493

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

Long-term debt	304,882	345,395
Long-term deferred tax liability	6,900	9,364
Other long-term liabilities	36,795	31,227

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value,120,000,000 shares authorized,
33,614,758 and 33,603,320 shares outstanding	34	34
Additional paid-in capital	211,731	207,918
Retained earnings	160,353	147,772
Accumulated other comprehensive loss	(5,372)	(1,390)

Total stockholders' equity	366,746	354,334

Total liabilities and stockholders' equity	$882,070	$906,813

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HWAY Reports Results for Three Months Ended November 30, 2008

January 8, 2009

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	November 30,
	2008	2007
Cash flows from operating activities:
Net income	$12,581	$11,183
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	12,167	10,458
Amortization of deferred loan costs	306	292
Share-based employee compensation expense	3,720	4,162
Excess tax benefits from share-based payment arrangements	(65)	(5,385)
Increase in accounts receivable, net	(8,073)	(20,204)
Decrease in other current assets	1,463	1,393
(Decrease) increase in accounts payable	(3,296)	1,189
(Decrease) increase in accrued salaries and benefits	(4,745)	5,649
Increase in other current liabilities	8,464	15,796
Deferred income taxes	(1,272)	(2,937)
Other	304	3,645
Decrease in other assets	153	346
Payments on other long-term liabilities	(58)	(111)
Net cash flows provided by operating activities	21,649	25,476

Cash flows from investing activities:
Acquisition of property and equipment	(10,203)	(15,999)
Acquisitions, net of cash acquired	(449)	(106)
Other	(1,366)	—
Net cash flows used in investing activities	(12,018)	(16,105)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	45,000	—
Payments of long-term debt	(86,130)	(10,551)
Excess tax benefits from share-based payment arrangements	65	5,385
Exercise of stock options	28	2,668
Other	515	—
Net cash flows used in financing activities	(40,522)	(2,498)

Net (decrease) increase in cash and cash equivalents	(30,891)	6,873

Cash and cash equivalents, beginning of period	35,242	47,655

Cash and cash equivalents, end of period	$4,351	$54,528

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